UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 2, 2018

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31826	42-1406317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

(314) 725-4477

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01.	Other Events.

In connection with the completion of the previously announced acquisition of MHM Services, Inc., Centene Corporation, a Delaware corporation (“Centene” or the “Company”), registered for resale up to 1,717,789 shares of common stock, par value $0.001 per share, of Centene, pursuant to a registration statement and a related prospectus supplement filed by the Company on April 2, 2018 with the Securities and Exchange Commission.

In connection with the completion of the previously announced acquisition of Interpreta Holdings, Inc., Centene registered for resale up to 1,727,027 shares of common stock, par value $0.001 per share, of Centene, pursuant to a registration statement and a related prospectus supplement filed by the Company on April 2, 2018 with the Securities and Exchange Commission.

The Company is filing a copy of the legal opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP and the legal opinion and consent of Bryan Cave Leighton Paisner LLP, as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K to add such exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-217636).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Bryan Cave Leighton Paisner LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.2)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke
Executive Vice President & Chief Financial Officer

Date: April 2, 2018